EXHIBIT 10.1
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                             STOCK OPTION AGREEMENT


    AGREEMENT dated as of September 7, 2005, by and between JAVELIN PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and _________________ (the "Optionee"). ------- --------

                               W I T N E S S E T H

    WHEREAS, the Optionee, as part of his/her employment with Innovative Drug Delivery Systems, Inc., a Delaware corporation ("IDDS"), had been granted an Employee Founders Option for the purchase of ______ shares of IDDS Common Stock at an exercise price of $____ per share, expiring on _________ (the "Founders Option"); ________________

    WHEREAS, effective December 6, 2004, pursuant to an Agreement and Plan of Merger among IDDS, Intrac, Inc., a Nevada corporation ("Intrac") and a wholly-owned subsidiary of Intrac, IDDS became a subsidiary of Intrac, and Intrac agreed to assume all outstanding options to purchase IDDS Common Stock, including the Founders Option, on the same terms as the respective IDDS options, except exercisable for shares of Intrac Common Stock, $.001 par value (the "Intrac Common Stock") with the number of option shares and the exercise price adjusted for the Intrac merger ratio;

    WHEREAS, effective September 7, 2005, pursuant to an Agreement and Plan of Merger between Intrac and the Company, a wholly-owned subsidiary of Intrac, Intrac merged with and into the Company on a share-for-share exchange, and the Company agreed to assume all outstanding options to purchase Intrac Common Stock on the same terms as the Intrac options, except exercisable for share of the Company's Common Stock, $.001 par value (the "Common Stock"); and

    WHEREAS, the Optionee and the Company desire to set forth the terms and conditions of the options issuable by the Company to the Optionee in exchange for his/her Founders Option, and subsequently assumed Intrac options;

    NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and the Optionee hereby agree as follows;

    1. Grant of Option. In exchange for the Optionee's Founders Option, as assumed by Intrac, and subject to the terms and conditions herein, the Company hereby grants to the Optionee an option (the "Option") to purchase an aggregate of ______ shares (the "Option Shares") of Common Stock at an exercise price of $____ per share (the "Exercise Price"), and the Optionee accepts the grant of the Option, subject to adjustment as provided in Section 4 herein.

    2. Exercise of Option. The Option may be exercised at any time, or from time to time, commencing from the date hereof and terminating at 5:00 PM New York


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time, on _____________ (the "Option Term"). The Option may be exercised, as provided in this Section 2, by notice and payment to the Company as provided in
Section 6 hereof. In the event the Option is exercised for less than all the Option Shares then covered by the Option, upon cancellation of this Agreement the Company shall issue a new Option Agreement to the Optionee for the number of remaining unexercised Option Shares.

    3. Non-Transferability. The Option shall not be transferable in whole or in part by the Optionee, except (i) by will or the laws of descent or distribution, or (ii) to a member of the immediate family (spouse, child or parent) of the Optionee, and such transferee agrees to be bound by the provisions of this Section 3. Any transfer or attempted transfer of all or part of the Option in violation of this Agreement shall be null and void, and, at the discretion of the Company, the Option shall then be terminated.

    4.   Adjustments.

         4.1 Change in Capitalization. In the event of a stock dividend, stock split-up (whether forward or reverse), share combination, exchange of shares, reclassification, capital reorganization, change of the outstanding Common Stock, or other similar changes by the Company during the Option Term, the Board of Directors of the Company shall make such adjustment of the number and class of shares then covered by the Option, or of the Exercise Price, or both, to give effect to such change.

         4.2 Merger, Consolidation or Reorganization. If the Company shall be the surviving entity in any reorganization, merger, consolidation or similar transaction of the Company with one or more corporations or other entities, the Option shall pertain to and apply to the securities to which the Optionee would have been entitled immediately following such merger, consolidation or reorganization with a corresponding proportionate adjustment, if necessary, of the Exercise Price as to which the Option may be exercised so that the aggregate Exercise Price as to the which the Option may be exercised shall be the same as the aggregate Exercise Price as to which the Option may be exercised for outstanding Option Shares immediately prior to such reorganization, merger or consolidation.

         4.3 Adjustments Due to Corporate Transaction. In the event of a merger, consolidation or reorganization in which the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a "Corporate Transaction"), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Options: (i) provide that such Options shall be assumed or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Optionee, provide that all unexercised Options will terminate immediately prior to the consummation of such Corporate Transaction unless exercised by the Optionee within a specified period following the date of such notice, or (iii) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the "Transaction Price"), make or provide for a cash payment to the Optionee equal to the difference between (A) the Transaction Price times the number of


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shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate Exercise Price of all such outstanding Options in exchange for the termination of such Options.

         4.4 Notice of Event. To the extent practicable, the Company shall give the Optionee prior notice of any event that could result in an adjustment under this Section 4, provided that the failure by the Company to give such notice shall not subject the Company to any liability herein. After an event which results in an adjustment in the Option, the Company shall give written notice to the Optionee specifying the adjusted number or type of Option Shares or other security and/or the Exercise Price, together with a calculation of the adjustment. The determination of the adjustment by the Company shall be final and binding on the Optionee.

    5. Reservation of Shares. The Company shall at all times during the Option Term reserve and keep available such number of shares of Common Stock or such other class of stock then subject to the Option as shall be sufficient to satisfy the requirements of this Agreement.

    6.   Methods of Exercise of Option.

         6.1 The Exercise Notice. Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice (the "Exercise Notice") and payment to the Company. Each Exercise Notice shall:

         (i) state the election to exercise the Option and the number of Option Shares (such number being the "Purchased Shares") in respect of which it is being exercised;

         (ii) if the Purchased Shares are not then registered under the Securities Act of 1933, as amended (the "Securities Act"), contain a representation and agreement as to investment intent with respect to the Purchased Shares, and an acknowledgement as to restrictions on resale or transfer of such Shares by reason of the Securities Act; and

         (iii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.

         6.2 Payment. Accompanying the Exercise Notice shall be a certified check or wire transfer payable to the order of the Company in the full amount of the purchase price for the Purchased Shares.

         6.3 Compliance. The Company, however, shall not be required to issue or deliver the stock certificate pursuant to this Section 6 until it has complied with all requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, any securities exchange or automated quotation system on which the Company's Common Stock may then be listed, and all applicable state laws in connection with the issuance of the Option Shares or their listing on said securities exchange or system, including receiving representations by the Optionee as reasonably required to ensure compliance with the foregoing laws.


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         6.4 Stock Certificate. Promptly upon receipt of the documents to be provided for in Section 6.1 hereof in proper form, the Company shall deliver to the person or person exercising the Option certificates for the Purchased Shares. Each certificate shall bear the following legend, unless the Option Shares are then included in an effective registration statement filed under the Securities Act:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE DISTRIBUTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS"

    7. Representations. The Holder represents that (i) he/she beneficially owned his Founders Options free and clear of all liens and encumbrances, (ii) he/she never exercised all or any part of his/her Founders Options and (iii) upon execution of this Agreement he/she shall return the original Certificate for his/her Founders Options or the original Intrac Stock Opton Agreement, marked "Cancelled" or execute and deliver to the Company an Affidavit of Loss as to such Certificate or Agreement in form satisfactory to the Company.

    8. Rights of Holder. The Optionee shall not have any rights to voting, dividends or any other rights of a stockholder with respect to any Option Shares until the certificates for such Option Shares shall have been issued to him/her as evidenced by the appropriate entry on the stock record books of the Company upon purchase of such Option Shares upon exercise of the Option. [if the Optionee is a Javelin or IDDS employee, add--Further, nothing in this Agreement shall confer upon the Optionee any right to be continued in the employ of the Company or any of its subsidiaries, or to interfere with the right of the Company to terminate such employment.]

    9. Notices. Any notice relating to this Agreement shall be in writing and delivered in person, by certified mail, hand, express courier or fax as follows to the address set forth below or such address as either party hereto may hereafter duly give to the other party:

         If to the Company:

                Javelin Pharmaceuticals, Inc.
                130 West 42nd Street
                12th Floor
                New York, New York 10036
                Attn: President

                Fax: (212) 554-4554


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         If to the Optionee:

                ________________________
                ________________________
                ________________________
                Fax: (___)__________


    10.  Miscellaneous.

         10.1 Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs and administrators.

         10.2 Governing Law. This Agreement shall be construed by and governed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

         10.3 Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the legality, validity and enforceability of the remaining legal, valid and enforceable provisions hereof, which shall be construed as if such illegal, invalid or unenforceable provision or provisions had not been inserted.

         10.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto as to the subject matter herein, and cannot be amended, modified or terminated except by a writing executed by the parties hereto. This Agreement supersedes all prior agreements of the Optionee with IDDS and/or Intrac, including the Founders Option, as to the subject matter hereof.

         10.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                       JAVELIN PHARMACEUTICALS, INC.

                                       By:__________________________
                                          [name and title]


                                       _____________________________
                                       Name:________________


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